Exhibit 99.1

Coinbase Commences Cash Tender Offer for Up to $150.0 Million Aggregate Purchase Price of its Outstanding 3.625% Senior Notes Due 2031

August 7, 2023

Remote-First-Company/SAN DIEGO—(BUSINESS WIRE)— Coinbase Global, Inc. (the “Company” or “Coinbase”) today announced that it is commencing an offer to purchase for cash (the “Tender Offer”) up to $150.0 million in aggregate purchase price, excluding accrued and unpaid interest, of its 3.625% Senior Notes due 2031 (the “Notes”).

The Tender Offer will expire at 11:59 p.m., New York City time, on September 1, 2023 (such date, as may be extended, the “Expiration Time”). Under the terms of the Tender Offer, holders of the Notes (“Holders”) who validly tender and do not validly withdraw their Notes at or prior to 5:00 p.m., New York City time, on August 18, 2023 (the “Early Tender Time”) will be eligible to receive $645.00 per $1,000 principal amount of Notes (the “Total Consideration”), consisting of the Tender Consideration (defined below) plus $30.00 per $1,000 principal amount of Notes (the “Early Tender Premium”). Holders of the Notes who validly tender their Notes after the Early Tender Time, but at or prior to the Expiration Time, will be eligible to receive $615.00 per $1,000 principal amount of Notes validly tendered (the “Tender Consideration”). Tendered Notes may be withdrawn at any time at or prior to the Early Tender Time, unless extended or earlier terminated.

Certain information regarding the Notes and the Tender Offer is set forth in the table below:

Issuer	Title of Security	CUSIP Number/ ISIN (1)	Principal Amount Outstanding	Tender Maximum	Tender Consideration (2)	Early Tender Premium(2)	Total Consideration (2) (3)
Coinbase Global, Inc.	3.625% Senior Notes Due 2031	144A CUSIP/ ISIN: 19260Q AD9 / US19260QAD97 Regulation S CUSIP/ISIN: U19328 AB6 / USU19328AB62	$1,000,000,000	$150,000,000	$615.00	$30.00	$645.00

(1)	CUSIP information is provided for the convenience of Holders. No representation is made as to the correctness or accuracy of such numbers.
(2)

Per $1,000 principal amount of Notes validly tendered and accepted. Holders will receive in cash an amount equal to accrued and unpaid interest in addition to the Tender Consideration or Total Consideration, as applicable.

(3)	Inclusive of Early Tender Premium.

Holders whose Notes are purchased in the Tender Offer will also be paid accrued and unpaid interest from the most recent interest payment date on the Notes to, but not including, the applicable settlement date.

The amount of Notes that may be purchased in the Tender Offer is subject to a maximum purchase price of $150.0 million (the “Maximum Tender Amount”). Tendered Notes may be subject to proration if the aggregate purchase price of Notes validly tendered and not validly withdrawn in the Tender Offer exceeds the Maximum Tender Amount. The Company reserves the right to increase or decrease the Maximum Tender Amount. All Notes tendered at or prior to the Early Tender Time will have priority over Notes tendered after the Early Tender Time. As a result, if the Tender Offer is fully subscribed as of the Early Tender Time, Holders that validly tender their Notes after the Early Tender Time will not have any of their Notes accepted for purchase unless the Company increases the Maximum Tender Amount.

The consummation of the Tender Offer is subject to certain customary conditions. The Company reserves the right, in its sole discretion, to waive any and all conditions to the Tender Offer with respect to the Notes and may delay the acceptance for payment of, any tendered Notes and may even terminate the Tender Offer. The Company reserves the absolute right to extend, re-open, amend and/or terminate the Tender Offer in its sole discretion, subject to disclosure and other requirements as required by applicable law.

Early settlement of the Notes that have been validly tendered at or prior to the Early Tender Time (and accepted for payment) is expected to occur, if the Company elects to do so, on the second business day following the Early Tender Time, unless the Tender Offer is terminated prior to such date. Final settlement of any Notes that have been validly tendered after the Early Tender Time but at or prior to the Expiration Time (and accepted for payment), subject to the Maximum Tender Amount, is expected to occur on the second business day following the Expiration Time, unless the Tender Offer is terminated prior to such date.

Full details of the terms and conditions of the Tender Offer are included in the Company’s offer to purchase, dated August 7, 2023 (the “Offer to Purchase”).

Copies of documents relating to the Tender Offer may be obtained from Global Bondholder Services Corp., the Tender and Information Agent, at http://www.gbsc-usa.com/coin, or by telephone at (855) 654-2015 or (212) 430-3774.

The Company has engaged Citigroup Global Markets Inc. to serve as Dealer Manager for the Tender Offer. Questions regarding the Tender Offer should be directed to Citigroup Global Markets Inc. at (800) 558-3745 (U.S. toll-free) and (212) 723-6106 (New York).

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. This press release does not describe all the material terms of the Tender Offer, and no decision should be made by any Holder on the basis of this press release. The terms and conditions of the Tender Offer are described in the Offer to Purchase, and this press release must be read in conjunction with the Offer to Purchase. The Offer to Purchase contains important information which should be read carefully before any decision is made with respect to the Tender Offer.

Disclaimer

None of the Company, the Dealer Manager, the Tender and Information Agent or the trustee for the Notes, or any of their respective affiliates, is making any recommendation as to whether Holders should or should not tender any Notes in response to the Tender Offer or expressing any opinion as to whether the terms of the Tender Offer are fair to any Holder. Holders must make their own decision as to whether to tender any of their Notes and, if so, the principal amount of Notes to tender. Please refer to the Offer to Purchase for a description of the offer terms, conditions, disclaimers and other information applicable to the Tender Offer.

About Coinbase

Coinbase is building the cryptoeconomy – a more fair, accessible, efficient, and transparent financial system enabled by crypto. The Company started in 2012 with the radical idea that anyone, anywhere, should be able to easily and securely send and receive Bitcoin. Today, Coinbase offers a trusted and easy-to-use platform for accessing the broader cryptoeconomy.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” including, among other things, statements relating to the anticipated cash expenditure to consummate the Tender Offer, as well as the completion, timing and size of the Tender Offer. Statements containing words such as “could,” “believe,” “expect,” “intend,” “will,” or similar expressions constitute forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in such forward-looking statements, including those described in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks that could have an impact on any forward-looking statements contained herein. Forward-looking statements in this press release are based on the Company’s beliefs and assumptions and on information available to the Company’s management as of the date they are made. Investors should not place undue reliance on any such forward-looking statements. Except as may be required by law, the Company undertakes no obligation, and does not intend, to update these forward-looking statements after the date of this press release.

Contacts:

Press: press@coinbase.com

Investors: investor@coinbase.com